Exhibit 10.7
As Amended July 21, 2010
ORION ENERGY SYSTEMS, INC.
2004 STOCK AND INCENTIVE AWARDS PLAN
STOCK OPTION AWARD
[Name]
[Address]
You have been granted an option (your “Option”) to purchase shares of common stock (“Shares”) of Orion Energy Systems, Inc. (the “Company”) under the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan (the “Plan”) with the following terms and conditions:

Grant Date:	_________, 20__

Type of Option:	[Nonqualified or Incentive Stock Option]

Number of Option Shares:	_______________

Exercise Price per Share:	U.S. $__________

Vesting:	______ percent (___%) of your Option will vest and become exercisable on each of the first ______ anniversaries of the Grant Date, provided you remain in employment or service during such period. Upon your termination of employment or service with the Company and its Affiliates, any senior officer of the Company may in his or her discretion cause any then-unvested portion of your Option to become vested and exercisable in whole or in part if, based on the circumstances of the termination of employment or service, such officer deems such action to be in the best interests of the Company.

Any portion of your Option that is not vested upon such termination of employment or service and is not caused by a senior officer to become vested and exercisable pursuant to the foregoing will immediately terminate upon such termination of employment or service.

Termination Date:	Your Option expires at, and cannot be exercised after, the close of business at the Company’s headquarters on the earliest to occur of:

• The tenth (10th) anniversary of the Grant Date;

• One year after your termination of employment or service as a result of death or disability (within the meaning of

Code Section 22(e)(3)); or

•   90 days after your termination of employment or service for any other reason, provided that (i) if you die during this 90-day period, the exercise period will be extended until one year after the date of your death, and (ii) any senior officer of the Company may, in his or her discretion, extend this 90-day period for up to one year after such termination of employment if, based on the circumstances of the termination of employment or service, such officer deems such an extension to be in the best interests of the Company.

If the date this Option terminates as specified above falls on a day on which the stock market is not open for trading or on a date that you are prohibited by Company policy (such as an insider trading policy) from exercising the Option, the termination date shall be automatically extended to the first available trading day following the original termination date, but not beyond the tenth (10th) anniversary of the Grant Date.

Notwithstanding the above, your entire Option is terminated immediately if the Company or an Affiliate terminates you for Cause (as defined below), or if your employment or service is otherwise terminated at a time when you could be terminated for Cause, or you voluntarily terminate without the Company’s prior consent.

For purposes of this Agreement, “Cause” means any of the following: (i) failure to perform or observe any of the terms or provisions of any written employment agreement with the Company or an Affiliate, or if no written employment agreement exists, the gross dereliction of your employment duties; (ii) failure to comply fully with the lawful directives of the Board of Directors of the Company; (iii) dishonesty; (iv) misconduct; (v) conviction of a crime involving moral turpitude; (vi) substance abuse; (vii) misappropriation of funds: (viii) disloyalty or disparagement of the Company, and of its Affiliates, or any of their management or employees; or (ix) other proper cause determined in good faith by the Committee.

Manner of Exercise:	You may exercise your Option only to the extent vested and only if it has not terminated. To exercise your Option, you must complete the “Notice of Stock Option Exercise” form provided by the Company and return it to the address indicated on the form. The form will be effective when it is received by the Company, but exercise will not be completed until you pay the total exercise price and all applicable withholding taxes due as a result of the exercise to the Company.

If someone else wants to exercise your Option after your death, that person must contact the Company and prove to the Company’s satisfaction that he or she is entitled to do so.

Your ability to exercise your Option may be restricted by the Company if required by applicable law.

Restrictions on Resale:	By accepting your Option, you agree not to sell any Shares acquired under your Option at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

Restrictions on Transfer:	During your lifetime, this Option is only exercisable by you. You may not transfer, pledge or assign this Option, by operation of law or otherwise, except pursuant to your will or the laws of descent and distribution. If you attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, except as provided above, or in the event this Option is subject to levy or attachment, execution or similar process, the Company may terminate this Option by providing written notice to you.

Rescission of Exercise; Disgorgement of Option Gains:	If you are terminated for Cause, or if you are not terminated for Cause but the Committee later determines that you could have been terminated for Cause if all facts had been known at that time, or if the Committee determines that, after your termination of employment, you have violated the provisions of any non-competition, non-solicitation, confidentiality or assignment of inventions agreement then in effect, then your Option will terminate immediately on the date of such termination or determination, as applicable, and the Committee may, in its sole and absolute discretion, (i) rescind any notice of exercise submitted by you for which payment or the issuance of Shares has not been completed, in which event any exercise price you have tendered will be promptly returned to you or retained by the Company as an offset as provided below, and/or (ii) notify you in writing within two (2) years after exercise of all or any portion of the Option that any exercise made within the one (1) year period prior to your termination or prior to your breach of any non-competition, non-solicitation, confidentiality or assignment of inventions agreement, is rescinded. Within ten (10) days after receiving such notice from the Company, you shall pay to the Company the amount of any cash payment received, or the value of any other gain realized, as a result of the rescinded exercise.

Notwithstanding the foregoing, the Company shall have the right to retain (as an offset against any amounts due hereunder), the exercise price and withholding amount tendered by you with respect to any rescinded exercise, and the Company shall have the right to offset against any other amounts due from the Company to you the amount owed by you hereunder.

Notice of Sale:	If your Option is designated as an incentive stock option, you must promptly report to the Secretary of the Company any disposition of the Shares acquired under your Option that is made within two (2) years from the Grant Date or within twelve (12) months from the date you acquired the Shares (the “Notice Period”). In addition, the Company may, at any time during the Notice Period, place a legend or legends on any certificate(s) for the Shares issued under your Option requesting the Company’s transfer agent to notify the Company of any transfer of the Shares.

Miscellaneous:
•   As a condition of the granting of your Option, you agree, for yourself and your legal representatives or guardians, that this Stock Option Award shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Stock Option Award or the Plan and any determination made by the Committee pursuant to this Stock Option Award or the Plan shall be final, binding and conclusive. Notwithstanding the foregoing, this Stock Option Award may not be amended, and the Company may not take any other action the effect of which is, to reduce the Exercise Price per Share other than (i) pursuant to Section 6.4 of the Plan, and in accordance with Section 1.409A-1(b)(5)(v)(B) of the Treasury Regulations, or (ii) in connection with a transaction which is considered the grant of a new option for purposes of Section 409A of the Code, provided that the new Exercise Price per Share is not less than Fair Market Value of a Share on the new grant date.

•   As a condition of the granting of your Option, except as required by law, you agree not to disclose information regarding the existence, terms, or conditions of this Option to any person or entity whatsoever, including without limitation any members of the media (including, but not limited to, print journalists, newspapers, radio, television, cable, satellite programs, or Internet media) or any Internet web page or “chat room,” or any other entity or person, with the exception of your spouse, accountant, tax advisor, and/or attorneys. Any violation of this provision may result in immediate and complete forfeiture of all rights granted under this Option if so determined by the Committee.

• This Stock Option Award may be executed in counterparts.
Your Option is granted under and governed by the terms and conditions of the Plan. Additional provisions regarding your Option and definitions of capitalized terms used and not defined in your Option can be found in the Plan.
BY SIGNING BELOW AND ACCEPTING THIS STOCK OPTION AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

Authorized Officer	Optionee

ORION ENERGY SYSTEMS, INC.
NOTICE OF STOCK OPTION EXERCISE
Your completed form should be sent by mail or fax to: ________________. Phone: ___________ Fax: ______________________. Incomplete forms may cause a delay in processing your option exercise.
PART 1: OPTIONEE INFORMATION Please complete the following. PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME WILL BE ON YOUR STOCK CERTIFICATE.

Name:

Street Address:

City:	State:	Zip Code:

Work Phone #: (_________) - _________ - _________	Home Phone #: (_________) - _________ - _________
Social Security #: _________ - _________ - _________
PART 2: DESCRIPTION OF OPTION(S) BEING EXERCISED Please complete the following for each option that you wish to exercise. For each option listed below, you must exercise at least 100 shares, unless you are exercising the entire remaining portion of an option.

Aggregate Exercise Price
	Type of		Number of	(multiply Exercise Price
	Option		Option	Per Share by number of
	(specify ISO	Exercise Price Per	Shares Being	Option Shares being
Date of Grant	or NQSO)	Share	Purchased	purchased)
		$		$
		$		$
		$		$
		$		$
		$		$
The Total Exercise Price for all of the options being exercised (as listed above) is: $____________.

PART 3: METHOD OF PAYMENT OF OPTION EXERCISE PRICE Please select only one:
☐	Cash Exercise. I am enclosing a check or money order payable to “Orion Energy Systems, Inc.” for the Total Exercise Price.

☐	Cashless Exercise Through the Company. Please withhold a whole number of shares otherwise deliverable to me upon exercise having a Fair Market Value equal to the Total Exercise Price and issue the net number of shares to me. Any fractional share remaining will be paid to me in cash.

☐	Cashless Exercise Through a Broker-Dealer. I have requested through the broker specified below to (select only one):
☐	Sell to Cover. Sell or margin only enough of the option(s) being exercised to cover the Total Exercise Price (and tax withholding, if elected in Part 5), deliver the sale or margin loan proceeds directly to Orion Energy Systems, Inc., and deposit the remaining shares and any residual cash in my brokerage account.
☐	Same-Day-Sale. Sell or margin all of the shares of common stock issuable upon exercise of the option(s), deliver a portion of the sale or margin loan proceeds directly to Orion Energy Systems, Inc. to pay the Total Exercise Price (and tax withholding, if elected in Part 5), and deposit any remaining cash proceeds in my brokerage account.

Sale Price*: _____________________ Sale Date*: _____________________

*	The sale price and sale date are required in order to execute the cashless exercise.

Broker-Dealer Name:

Contact Person:

DWAC — Depository Trust Company (DTC) #:

Brokerage Account #:

Broker Phone #: (_________) - _________ - _________	Broker Fax #: (_________) - _________ - _________
It is your responsibility to contact a broker to open a brokerage account and sell your stock option shares. Orion Energy Systems, Inc. WILL NOT send this form to your broker.
PART 4 CERTIFICATE MAILING INSTRUCTIONS Do not complete this portion if you elected a cashless exercise through a broker-dealer. (Shares issued pursuant to a cashless exercise through a broker-dealer will be automatically sent to your specified broker.) Also, complete this section only if the certificate for the purchased shares is to be sent to a different address than specified in Part 1.
The certificate for the purchased shares should be sent to the following address:

Street Address:

City:	State:	Zip Code:

PART 5: METHOD OF SATISFYING TAX WITHHOLDING OBLIGATION Please select only one. You do not need to complete this Part if you are exercising only incentive stock options (ISOs) or if you are a non-employee director.
☐	Broker Exercise. I have elected to exercise my option(s) through a broker in Part 3. The broker will sell sufficient shares to pay for the tax amount and will remit that amount to Orion Energy Systems, Inc.

☐	Cash. I am enclosing a check or money order payable to “Orion Energy Systems, Inc.” for the withholding tax amount.

☐	Withhold Shares. Please withhold a whole number of shares otherwise deliverable to me upon exercise having a Fair Market Value equal to the minimum statutory tax that is required to be withheld. Any fractional share remaining will be paid to me in cash.
PART 6 ACKNOWLEDGEMENTS AND SIGNATURE
1.	I understand that all sales of Orion’s common stock received upon exercise of this option are subject to compliance with the company’s policy on securities trades.

2.	I hereby acknowledge that I have read a copy of the prospectus describing the Orion Energy Systems, Inc. plan under which the option(s) listed above were issued, and understand the tax consequences of an exercise.

3.	I understand that this notice cannot be revoked by me if I have selected a cashless exercise through a broker-dealer. I personally guarantee that the Total Exercise Price and applicable taxes will be paid to Orion Energy Systems, Inc. in full in the event the Company does not receive the full amount from the Broker for any reason.

Signature: ______________________________	Date: ______________________________
* * * * * *
To be completed by Corporate Human Resource Department:

Received by:

Date received: